Exhibit 10.58.1

FIRST AMENDMENT TO AGREEMENT OF SETTLEMENT AND RELEASE

In or about September, 2007, AH INVESTORS, LLC., a California limited liability corporation (“AH Investors”); PASSCO SAVE, LLC, a Delaware limited liability company (“Passco”)1; UNIFIED WESTERN GROCERS, INC., a California corporation (“Unified”); and LOMO, INC., a California corporation (“Lomo”) (collectively, the “Parties”) executed an Agreement of Settlement and Release (“Agreement”) the subject of which was the real property located in Sacramento at 4201-4215 Norwood Avenue, Sacramento, California 95838 (the “Shopping Center”), and various legal actions relating thereto.

Paragraph 3.4 of the Agreement provides, in part:

In the event the Closing Date does not occur by December 28, 2007, this Agreement and the releases and covenants contained herein shall be null and void and of no force and effect, and neither AH Investors, Unified, nor Passco shall have any obligation to dismiss the Lawsuit.

Passco and Lomo have recently advised the Parties that the Closing Date has been extended from December 28, 2007 to on or before January 10, 2008. As a consequence, the Parties have agreed to amend Paragraphs 3.3 and 3.4 of the Agreement to permit the Agreement to be consummated notwithstanding this later Closing Date

[1]	“Passco” as defined in this Agreement of Settlement and Release includes the following persons or entities: Passco Save, LLC, a Delaware limited liability company, Passco Rite, LLC, a Delaware limited liability company, Jesse Street, LLC, a Delaware limited liability company, CC Properties, L.P., Douglas Pilcher, a single man, Judy A. Spurlock, a married woman as her sole and separate property, Jung Shou Chen and Amy Chen, Trustees of The Chen Family Trust Agreement dated May 3, 1989, Mary Ellen Morrow, Trustee of the Mary Ellen Morrow Living Trust dated 9/23/91, R.U. Partners, a general partnership, Raymond L. Helms, as Trustee under that certain Declaration of trust executed April 22, 2003, Terence G. O’Brien, a married man as his sole and separate property, Walter L. Varco and Sandra C. Varco, Trustees of the Walter L. Varco Family Trust dated 3/16/99, the Webb B. Morrow, Jr., Trustee of the Webb B. Morrow, Jr. Living Trust U/A/D 12/07/93, collectively as tenants in common.

Therefore, the Parties hereto agree as follows:

1. In accordance with Paragraph 7.2 of the Agreement, the Parties, through counsel, hereby amend Paragraphs 3.3 and 3.4 of the Agreement to replace any reference to “December 28, 2007” with “January 10, 2008.”

2. All other provisions of the Agreement are to remain in full force and effect.

3. This Amendment may be executed in counterparts and transmitted by fax, mail, or scanned and emailed.

Dated: 12-27, 2007	BURKE WILLIAMS & SORENSEN LLP

	By:	/s/ Joseph P. Buchman
Joseph P. Buchman, Esq., Attorneys for Unified

Dated: 12-28, 2007	GORDON & REES LLP

	By:	/s/ Jill Raffee
Jill Raffee, Esq., Attorneys for Passco

Dated: 12/27, 2007

	By:	/s/ Ray T. Rockwell
Ray T. Rockwell, Esq.
Attorneys for AH Investors

Dated: 12/28, 2007	LOEB, KOSACZ & SUNDBERG, LLP

	By:	/s/ Deborah L. Feldman
Deborah L. Feldman, Esq.,
Attorneys for Lomo